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                                                                     EXHIBIT 5.1


                      [Letterhead of Simpson Thacher & Bartlett]



                                                                October 27, 1998

Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Northwest Airlines Corporation, a Delaware corporation (the "Company"), which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company under The Northwest Airlines Corporation 1998 Pilots Stock Option Plan (the "Plan") of 2,500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

     We have examined a copy of the Registration Statement (including the exhibits thereto) and originals, or duplicates or certified or conformed copies, of such corporate records, documents or other instruments of the Company and have made such other and further investigations as we deemed necessary to enable us to express the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion, the shares of Common Stock which are being registered pursuant to the Registration Statement have been duly authorized by the Company, and when issued and sold as contemplated by the Registration Statement and the Plan, such shares will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States of America and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        SIMPSON THACHER & BARTLETT